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                                                                  Exhibit 23.9

                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 6, 1999, except as to Note 2, which is as of September 15, 1999, relating to the financial statements of Universal Access, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Chicago, Illinois
December 14, 1999